UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

Swarmer, Inc

(Exact name of registrant as specified in its charter)

Delaware	001-43192	93-1378503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4515 Seton Center Pkwy #330, Austin, TX 78759

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 305-3513

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SWMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2026 Equity Incentive Plan

In connection with the initial public offering (the “IPO”) by Swarmer, Inc (the “Company”) of its common stock, par value $0.00001, described in the prospectus, dated March 16, 2026, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) (the “Prospectus”) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-293123) (as amended, the “Registration Statement”) and declared effective by the SEC on March 16, 2026, the Company’s Board of Directors approved the Company’s 2026 Equity Incentive Plan (the “2026 Plan”), a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference. For further information regarding the 2026 Plan, see “Executive and Director Compensation” in the Prospectus.

The above description of the 2026 Plan is not complete and is qualified in its entirety by reference to such exhibit.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2026, the Company filed its Third Amended and Restated Certificate of Incorporation (the “Charter”), in the form attached hereto as Exhibit 3.1, with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Charter, among other things, provides that the Company’s authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. The Company’s board of directors and stockholders previously approved the Charter effective as of and contingent upon the closing of the IPO.

In addition, on March 18, 2026, in connection with the closing of the IPO, the Company’s Amended and Restated Bylaws (the “Bylaws”), substantially in the form previously filed as Exhibit 3.7 to the Registration Statement, became effective. The Company’s board of directors and stockholders previously approved the Bylaws effective as of and contingent upon the closing of the IPO.

The Charter and Bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference. A description of the material terms of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement.

Item 8.01 Other Events.

On March 16, 2026, the Company issued the press release attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On March 18, 2026, the Company completed its IPO of 3,450,000 shares of its common stock at a public offering price of $5.00 per share, which amount reflects the underwriter’s full exercise of the overallotment option granted by the Company to the underwriter. The gross proceeds to the Company from the IPO were approximately $17.3 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

Additionally, on March 18, 2026, the Company issued the press release attached hereto as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

In connection with the closing of the IPO, the Company’s outstanding shares of Series A Preferred Stock converted (the “Conversion”) into (i) 6,137,634 shares of common stock and (ii) pre-funded warrants to purchase up to 1,799,970 shares of common stock. The conversion of certain shares of Series A Preferred Stock into pre-funded warrants was pursuant to an election made by certain investors pursuant to the terms of the Company’s then-existing second amended and restated certificate of incorporation. Upon completion of the IPO and the Conversion, the Company has 10,998,609 shares of common stock outstanding. The pre-funded warrants have an exercise price of $0.01 per share, subject to certain adjustments therein, are immediately exercisable and expire upon exercise in full. The foregoing summary of the pre-funded warrants does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 4.1 hereto.

The information in this Item 8.01 (including the exhibits) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Swarmer, Inc.

3.2	Amended and Restated Bylaws of Swarmer, Inc.

4.1	Form of Pre-Funded Warrant.

10.1	Swarmer, Inc 2026 Equity Incentive Plan.

99.1	Press Release dated March 16, 2026.

99.2	Press Release dated March 18, 2026.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Swarmer, Inc

Date: March 18, 2026
	By:	/s/ Alexander Fink
	Name:	Alexander Fink
	Title:	Chief Executive Officer (U.S.) and President